UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

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5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

KINGSTONE COMPANIES, INC.
1154 Broadway
Hewlett, New York 11557

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2010

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on June 22, 2010 at 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554, at 10:00 a.m., for the following purposes:

1.	To elect five directors for the coming year.

2.
To approve an amendment to the Company’s 2005 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 300,000 to 550,000.

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 23, 2010 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 are available electronically to the Company’s stockholders of record as of the close of business on April 23, 2010 at www.proxyvote.com.

Victor Brodsky
Secretary

Hewlett, New York
May 13, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
1154 Broadway
Hewlett, New York 11557
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on April 23, 2010 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on June 22, 2010 at 10:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on May 13, 2010.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors (and the proxy holder will have discretionary authority to cumulate votes among nominees as described below), and

(ii)	FOR the proposal to amend our 2005 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 300,000 to 550,000.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of the close of business on April 23, 2010 was 3,038,511.  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.  A majority of the common shares outstanding and entitled to vote as of the close of business on April 23, 2010, or 1,519,256 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Only stockholders of record as of the close of business on April 23, 2010 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposal 2 by so indicating on the proxy. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted as present in the tabulation of votes on Proposal 2.  Since Proposal 2 requires the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have a negative vote.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 1154 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 1154 Broadway, Hewlett, New York 11557, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (516) 374-7600.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2009 and 2008 for certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary	Bonus	Option Awards(3)	All Other Compensation	Total

Barry B. Goldstein Chief Executive Officer	2009	$275,000	$8,658(2)	-	$14,400	$298,058
	2008	$275,000	-	-	$15,770	$290,770

Victor J. Brodsky Chief Financial Officer	2009	$208,533	-	$37,865	-	$246,398

John D. Reiersen President, Kingstone Insurance Company	2009	$171,000(1)	$19,612(2)	$40,230	-	$230,842

__________
(1)
Represents salary paid by Kingstone Insurance Company (“KICO”) (formerly Commercial Mutual Insurance Company) from July 1, 2009 to December 31, 2009.  Effective July 1, 2009, we acquired 100% of the stock of KICO.

(2)	Represents portion of bonus paid by KICO that is allocable to the period from July 1, 2009 to December 31, 2009.

(3)
The amounts reported in this column represent the grant date fair value of the option awards granted during the year ended December 31, 2009, calculated in accordance with FASB ASC Topic 718. For a more detailed discussion of the assumptions used in estimating fair value, see Note 16 (Stockholders’ Equity) of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 that accompanies this proxy statement.

Employment Contracts

Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated October 16, 2007, as amended (the “Goldstein Employment Agreement”), that expires on December 31, 2014. Pursuant to the Goldstein Employment Agreement, effective January 1, 2010, Mr. Goldstein is entitled to receive an annual base salary of $375,000 (“Base Salary”) and annual bonuses based on our net income (which bonus, commencing for 2010, may not be less than $10,000 per annum).  Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009.  On August 25, 2008, we and Mr. Goldstein entered into an amendment (the “2008 Amendment”) to the Goldstein Employment Agreement. The 2008 Amendment entitles Mr. Goldstein to devote certain time to Kingstone Insurance Company) (“KICO”) (formerly known as Commercial Mutual Insurance Company) to fulfill his duties and responsibilities as Chairman of the Board and Chief Investment Officer of KICO. Such permitted activity is subject to a reduction in Base Salary under the Goldstein Employment Agreement on a dollar-for-dollar basis to the extent of the salary payable by KICO to Mr. Goldstein pursuant to his KICO employment contract, which, effective July 1, 2009, is $157,500 per year.  KICO is a New York property and casualty insurer.  Effective July 1, 2009, we acquired 100% of the stock of KICO.  Pursuant to an amendment entered into with Mr. Goldstein as of March 24, 2010 (the “2010 Amendment”), in addition to the increase in his Base Salary to $375,000 and minimum $10,000 annual bonus, as noted above, the expiration date of the agreement was extended from June 30, 2010 to December 31, 2014, we issued to Mr. Goldstein 50,000 shares of common stock and we granted to him a five year option for the purchase of 188,865 shares of common stock at an exercise price of $2.50 per share, exercisable to the extent of 25% on the date of grant and each of the initial three anniversary dates of the grant.  In connection with the stock option grant, we increased the number of shares authorized to be issued pursuant to our 2005 Equity Participation Plan from 300,000 to 550,000, subject to shareholder approval.  Pursuant to the 2010 Amendment, we also agreed that, under certain circumstances following a change of control of Kingstone Companies, Inc. and the termination of his employment, all of Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.

Mr. Reiersen is employed as President and Chief Executive Officer of KICO pursuant to an employment agreement, dated September 13, 2006, as amended (the “Reiersen Employment Agreement”), that expires on December 31, 2011.  Pursuant to the Reiersen Employment Agreement, Mr. Reiersen is currently entitled to receive an annual base salary of approximately $257,000.  Effective January 1, 2011, Mr. Reiersen’s annual base salary is scheduled to increase to approximately $269,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by the above named executive officers as of December 31, 2009:

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable

Barry B. Goldstein	97,500	32,500(1)	$2.06	10/16/12

Victor J. Brodsky	5,000	15,000(2)	$2.35	7/30/14

John D. Reiersen	-	20,000(3)	$2.35	7/30/14

___________
(1) Such options are exercisable as of October 16, 2010.

(2) Such options are exercisable to the extent 5,000 shares effective as of July 30, 2010, July 30, 2011 and July 30, 2012.

(3) Such options are exercisable to the extent 5,000 shares effective as of July 30, 2010, July 30, 2011, July 30, 2012 and July 30, 2013.

Termination of Employment and Change-in-Control Arrangements

Pursuant to the Goldstein Employment Agreement and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of Kingstone Companies, Inc.  Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment is terminated by Kingstone Companies, Inc. without cause or he resigns with good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary and bonuses from Kingstone Companies, Inc. for the remainder of the term, and his outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment with KICO is terminated by KICO with or without cause, he would be entitled to receive a lump sum payment from KICO equal to six months base salary.

Pursuant to the Reiersen Employment Agreement, Mr. Reiersen is entitled to a severance payment from KICO equal to one-half of his then annual salary.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total

Michael R. Feinsod	$9,425	$9,458	-	$18,883

Jay M. Haft	$7,250	$7,394	-	$14,644

David A. Lyons	$9,925	$9,658	-(1)	$19,583

Jack D. Seibald	$12,225	$11,923	-	$24,148

_______________

(1)	As of December 31, 2009, Mr. Lyons held options for the purchase of 20,000 common shares.

Our non-employee directors are entitled to receive compensation for their services as directors as follows:

•	$15,000 per annum (1)
•	up to additional $5,000 per annum for committee chair (1)
•	$350 per Board meeting attended ($175 if telephonic)
•	$200 per committee meeting attended ($100 if telephonic)
_______________

(1)           Payable one-half in stock and one-half in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of April 30, 2010 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 1154 Broadway Hewlett, New York	880,756 (1)(2)	27.7%

Michael R. Feinsod Ameritrans Capital Corporation 747 Third Avenue, Suite 4C New York, New York	496,373 (1)(3)	16.3%

AIA Acquisition Corp 6787 Market Street Upper Darby, Pennsylvania	439,600 (4)	12.8%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	387,184 (1)(5)	12.7%

Morton L. Certilman 90 Merrick Avenue East Meadow, New York	179,829 (1)	5.9%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	168,832 (1)(6)	5.6%

David A. Lyons 252 Brookdale Road Stamford, Connecticut	33,543 (7)	1.1%

Victor J. Brodsky 1154 Broadway Hewlett, New York	5,000 (8)	*

John D. Reiersen 15 Joys Lane Kingston, New York	4,600	*

All executive officers and directors as a group (7 persons)	1,976,288 (1)(2)(3)(5)(6)(7)(8)	61.6%
__________
*         Less than 1%.

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available.

(2)
Includes (i) 11,900 shares held in a retirement trust for the benefit of Mr. Goldstein and (ii) 144,716 shares issuable upon the exercise of options that are currently exercisable.  Excludes (i) the shares beneficially owned by AIA Acquisition Corp. (“AIA”) of which members of Mr. Goldstein’s family are principal stockholders and (ii) 57,692 shares issuable to a limited liability company of which Mr. Goldstein is a minority member upon the conversion of preferred shares that are currently convertible.  Mr. Goldstein disclaims beneficial ownership of the shares owned by AIA or issuable to such limited liability company.

(3)
Includes 487,495 shares owned by Infinity Capital Partners, L.P. (“Partners”). Each of (i) Infinity Capital, LLC (“Capital”), as the general partner of Partners, (ii) Infinity Management, LLC (“Management”), as the Investment Manager of Partners, and (iii) Michael Feinsod, as the Managing Member of Capital and Management, the General Partner and Investment Manager, respectively, of Partners, may be deemed to be the beneficial owners of the shares held by Partners. Pursuant to the Schedule 13D filed under the Securities Exchange Act of 1934, as amended, by Partners, Capital, Management and Mr. Feinsod, each has sole voting and dispositive power over the shares.

(4)
Based upon Schedule 13G filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available. Includes 390,000 shares issuable upon the conversion of preferred shares that are currently convertible.

(5)
Includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 100,000 shares owned by SDS Partners I, Ltd., a limited partnership (“SDS”); (iii) 3,000 shares owned by Boxwood FLTD Partners, a limited partnership (“Boxwood”); (iv) 3,000 shares owned by Stewart Spector IRA (“S. Spector”); (v) 3,000 shares owned by Barbara Spector IRA Rollover (“B. Spector”); (vi) 4,000 shares owned by Karen Dubrowsky IRA (“Dubrowsky”); and (vii) 144,230 shares issuable to a retirement trust for the benefit of Mr. Seibald upon the conversion of preferred shares that are currently convertible.  Mr. Seibald has voting and dispositive power over the shares owned by SDS, Boxwood, S. Spector, B. Spector and Dubrowsky and issuable to the retirement trust.

(6)	Includes 3,076 shares held in a retirement trust for the benefit of Mr. Haft.

(7)	Includes 20,000 shares issuable upon the exercise of currently exercisable options.

(8)	Represents shares issuable upon the exercise of currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2003 Debt Financing

 In July 2003, we obtained $3,500,000 from a private placement of debt. The debt was initially repayable on January 10, 2006 and provided for interest at the rate of 12.625% per annum, payable semi-annually.  We had the right to prepay the debt. During 2005, we utilized our bank line of credit then in effect to repay $2,000,000 of the debt.

 In consideration of the debt financing, we issued to the lenders warrants for the purchase of an aggregate of 105,000 of our common shares at an exercise price of $6.25 per share. The warrants were initially scheduled to expire on January 10, 2006. In May 2005, the holders of the remaining $1,500,000 of debt agreed to extend the maturity date of the debt to September 30, 2007. The debt extension was given to satisfy a requirement of a lender that arose in connection with a December 2004 increase in the lender’s revolving line of credit and an extension of the line to June 30, 2007. In consideration for the extension of the due date for the debt, we extended the expiration date of warrants held by the debtholders for the purchase of 97,500 common shares to September 30, 2007. Between March 2007 and September 2007, the holders of the outstanding debt agreed to a further extension of the due date to September 30, 2008. In consideration for such further extension, we further extended the expiration date of the warrants held by the debtholders to September 30, 2008.

In August 2008, the maturity date was further extended from September 30, 2008 to July 10, 2009 (or earlier if certain conditions were met). In exchange for this extension, the holders were entitled to receive an aggregate incentive payment equal to $10,000 times the number of months (or partial months) the debt was outstanding after September 30, 2008 through the maturity date. If a prepayment of principal reduced the debt below $1,500,000, the incentive payment for all subsequent months was to be reduced in proportion to any such reduction to the debt. The aggregate incentive payment was due upon full repayment of the debt.

One of the private placement lenders was a retirement trust established for the benefit of Jack D. Seibald (the “Seibald Retirement Trust”) which loaned us $625,000 and was issued a warrant for the purchase of 18,750 of our common shares. Mr. Seibald is one of our principal stockholders and, effective September 2004, became one of our directors.  As of May 2009, the Seibald Retirement Trust held approximately $288,000 of the debt.

In September 2007, a limited liability company of which Mr. Goldstein is a minority member purchased from a debtholder a note in the approximate principal amount of $115,000 and a warrant for the purchase of 7,500 shares.  In connection with the purchase, the maturity date of the debt and the expiration date of the warrant were extended as discussed above.

The warrants expired on September 30, 2008.

In May 2009, three of the holders of the debt exchanged an aggregate of approximately $519,000 of note principal for Series E preferred shares having an aggregate redemption amount equal to such aggregate principal amount of notes.  The Series E preferred shares have rights and preferences as discussed below under “Exchange of Preferred Stock”. Concurrently, we paid approximately $50,000 to the three holders, which amount represented all accrued and unpaid interest and incentive payments through the date of exchange.  As part of the transaction, the Seibald Retirement Trust exchanged its note in the approximate principal amount of $288,000 for Series E preferred shares.  In addition, the limited liability company of which Mr. Goldstein is a minority member exchanged its note in the approximate principal amount of $115,000 for Series E preferred shares.

In May 2009, we prepaid approximately $687,000 in principal of the debt to the remaining five holders, together with approximately $81,000, which amount represented accrued and unpaid interest and incentive payments on such prepayment.

In June 2009, we prepaid the remaining approximately $294,000 in principal of the debt to such remaining holders, together with approximately $19,000, which amount represented accrued and unpaid interest and incentive payments on such prepayment.

Kingstone Insurance Company (formerly known as Commercial Mutual Insurance Company)

On January 31, 2006, we purchased two surplus notes in the aggregate principal amount of $3,750,000 issued by Commercial Mutual Insurance Company (“Commercial Mutual”).  Commercial Mutual (now renamed Kingstone Insurance Company) is a New York property and casualty insurer.

Concurrently with the purchase, the new Commercial Mutual Board of Directors elected Mr. Goldstein as its Chairman of the Board. Mr. Goldstein had been elected as a director of Commercial Mutual in December 2005.  Subsequently, Mr. Goldstein was elected Chairman of Commercial Mutual’s Executive Committee and its Chief Investment Officer.  Mr. Seibald and Victor Brodsky, our then Chief Accounting Officer and currently our Chief Financial Officer, also were elected as directors of Commercial Mutual.

In March 2007, the Board of Directors of Commercial Mutual approved a resolution to convert Commercial Mutual from an advance premium insurance company to a stock property and casualty insurance company pursuant to Section 7307 of the New York Insurance Law.

As of June 30, 2009, we held two surplus notes issued by Commercial Mutual in the aggregate principal amount of $3,750,000.  Previously earned but unpaid interest on the notes as of June 30, 2009 was approximately $2,246,000.  The surplus notes were past due and provided for interest at the prime rate or 8.5% per annum, whichever is less.  Payments of principal and interest on the surplus notes could only be made out of the surplus of Commercial Mutual and required the approval of the Insurance Department of the State of New York (the “Insurance Department”).  As of June 30, 2009, the statutory surplus of Commercial Mutual, as reported to the Insurance Department, was approximately $7,884,000.

The conversion by Commercial Mutual to a stock property and casualty insurance company was subject to a number of conditions, including the approval by the Superintendent of Insurance of the State of New York (the “Superintendent of Insurance”) of the plan of conversion, which was filed with the Superintendent of Insurance in April 2008. The Superintendent of Insurance approved the plan of conversion in April 2009. The plan of conversion was approved by the required two-thirds of all votes cast by eligible Commercial Mutual policyholders at a special meeting of policyholders held in June 2009.

Effective July 1, 2009, Commercial Mutual completed its conversion from an advance premium cooperative to a stock property and casualty insurance company. Upon the effectiveness of the conversion, Commercial Mutual’s name was changed to Kingstone Insurance Company (“KICO”). Pursuant to the plan of conversion, we acquired a 100% equity interest in KICO in consideration of the exchange of our $3,750,000 principal amount of surplus notes of Commercial Mutual.  In addition, we forgave all accrued and unpaid interest of $2,246,000 on the surplus notes as of the date of conversion.

Exchange of Preferred Stock

AIA

Effective March 23, 2007, the outside mandatory redemption date for the preferred shares held by AIA Acquisition Corp. (“AIA”) was extended from April 30, 2007 to April 30, 2008 through the issuance of Series B preferred shares in exchange for an equal number of Series A preferred shares held by AIA.

Effective April 16, 2008, the outside mandatory redemption date for the preferred shares held by AIA was further extended to April 30, 2009 through the issuance of Series C preferred shares in exchange for an equal number of Series B preferred shares held by AIA.  In addition, the Series C preferred shares provided for dividends at the rate of 10% per annum (as compared to 5% per annum for the Series B preferred shares).

Effective August 23, 2008, the outside mandatory redemption date for the preferred shares held by AIA was further extended to July 31, 2009 through the issuance of Series D preferred shares in exchange for an equal number of Series C preferred shares held by AIA.

Effective May 12, 2009, the outside mandatory redemption date for the preferred shares held by AIA was further extended to July 31, 2011 through the issuance of Series E preferred shares in exchange for an equal number of Series D preferred shares held by AIA.  In addition, the Series E preferred shares provide for dividends at the rate of 11.5% per annum (as compared to 10% per annum for the Series D preferred shares) and a conversion price of $2.00 per share (as compared to $2.50 per share for the Series D preferred shares).  Further, the two series differ in that our obligation to redeem the Series E preferred shares is not accelerated based upon a sale of substantially all of our assets or certain of our subsidiaries (as compared to the Series D preferred shares which provided for such acceleration) and our obligation to redeem the Series E preferred shares is not secured by the pledge of the outstanding stock of our subsidiary, AIA-DCAP Corp. (as compared to the Series D preferred shares which provided for such pledge).

The current aggregate redemption amount for the Series E preferred shares held by AIA is $780,000, plus accumulated and unpaid dividends. As indicated above, the Series E preferred shares are convertible into our common shares at a price of $2.00 per share. Members of Mr. Goldstein’s family are principal stockholders of AIA.

Other

Reference is made to “2003 Debt Financing” for a discussion of an issuance in May 2009 of Series E preferred shares in exchange for promissory notes held by the Seibald Retirement Trust and the limited liability company of which Mr. Goldstein is a minority member.

Sale of Franchise Operations

In May 2009, we sold all of the outstanding stock of the subsidiaries that operated our DCAP franchise business to Stuart Greenvald and Abraham Weinzimer.  The purchase price for the stock was $200,000 which was paid by delivery of a promissory note in such principal amount (the “Franchise Note”).  The Franchise Note is payable to the extent of $50,000 on May 15, 2009 (which has been paid), $50,000 on May 1, 2010 (which has been paid) and $100,000 on May 1, 2011 and provides for interest at the rate of 5.25% per annum.  Mr. Greenvald is the son-in-law of Morton L. Certilman, one of our principal stockholders.

2009 Debt Financing

From June 2009 through December 2009, we borrowed an aggregate $1,050,000 and issued promissory notes in such aggregate principal amount (the “2009 Notes”).  The 2009 Notes provide for interest at the rate of 12.625% per annum and are payable on July 10, 2011. The 2009 Notes are prepayable by us without premium or penalty; provided, however, that, under any circumstances, the holders of the 2009 Notes are entitled to receive an aggregate of six months interest from the issue date of the 2009 Notes with respect to the amount prepaid.

A limited liability company owned by Mr. Goldstein, along with Sam Yedid and Steven Shapiro (who are both directors of KICO), purchased a 2009 Note in the principal amount of $120,000. Jay M. Haft, one of our principal stockholders and directors, purchased a 2009 Note in the principal amount of $50,000. A member of the family of Michael Feinsod, one of our principal stockholders and directors, purchased a 2009 Note in the principal amount of $100,000. Mr. Yedid and members of his family purchased 2009 Notes in the aggregate principal amount of $220,000. A member of the family of Floyd Tupper, a director of KICO, purchased a 2009 Note in the principal amount of $70,000. Between January 2010 and March 2010, we borrowed an additional $400,000 under the same terms as provided for in the 2009 Notes, of which $150,000 was borrowed from Mr. Goldstein’s retirement account and $50,000 was borrowed from members of Mr. Yedid’s family.

 Relationship

Certilman Balin Adler & Hyman, LLP, a law firm with which Morton L. Certilman, a principal stockholder, is affiliated, serves as our counsel.  It is presently anticipated that such firm will continue to represent us and will receive fees for its services at rates and in amounts not greater than would be paid to unrelated law firms performing similar services.

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All five of the nominees are currently members of our Board.  The following table sets forth each nominee’s age as of May 13, 2010, the positions and offices presently held by him with us, and the year in which he became a director.  The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	57	President, Chairman of the Board, Chief Executive Officer, Treasurer and Director	2001
Michael R. Feinsod	39	Director	2008
Jay M. Haft	74	Director	1989
David A. Lyons	60	Director	2005
Jack D. Seibald	49	Director	2004

Barry B. Goldstein

Mr. Goldstein was elected our President, Chief Executive Officer, Chairman of the Board, and a director in March 2001 and our Treasurer in May 2001. He served as our Chief Financial Officer from March 2001 to November 2007.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee. In August 2008, Mr. Goldstein was appointed Chief Investment Officer of KICO.  In March 2010, he was appointed Treasurer of KICO.  Effective July 1, 2009, we acquired a 100% equity interest in KICO.  From April 1997 to December 2004, he served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in May 2003. Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo.  We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his service as Chairman of the Board of KICO since 2006 and as its Chief Investment Officer since 2008, give him the qualifications and skills to serve as one of our directors.

Michael R. Feinsod

Mr. Feinsod has been Chief Executive Officer of Ameritrans Capital Corporation, a business development company, since October 2008. Mr. Feinsod has been President of Ameritrans Capital since November 2006 and also serves as its Chief Compliance Officer. He serves as Senior Vice President of Elk Associates Funding Corporation, a Small Business Investment Company and a subsidiary of Ameritrans Capital, and has served as a director of Ameritrans Capital and Elk Associates Funding Corporation since December 2005.  Since January 1999, Mr. Feinsod has been Managing Member of Infinity Capital, LLC, an investment management company.  He served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer, from June 1997 to January 1999.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.  He has served as one of our directors since October 2008.  We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft is currently a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries.  Mr. Haft is also a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies.  Mr. Haft is also a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies.  Mr. Haft has extensive experience in the Russian market, where he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets.  He has been a founder, consultant and/or director of numerous public and private corporations, and currently serves as Chairman of the Board of Dusa Pharmaceuticals, Inc., whose securities are traded on Nasdaq.  Mr. Haft also serves on the Board of Ballantyne Cashmere, SpA, the United States-Russian Business Counsel and The Link of Times Foundation and is an advisor to Montezemolo & Partners.  He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years.  Mr. Haft is counsel to Reed Smith, an international law firm, as well as several other law and accounting firms.  Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida. He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School. Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001.  From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989.  Mr. Haft received B.A. and LL.B. degrees from Yale University.  We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

David A. Lyons

Mr. Lyons has served since 2004 as a principal of Den Ventures, LLC, a consulting firm focused on business, financing, and merger and acquisition strategies for public and private companies. From 2002 until 2004, Mr. Lyons served as a managing partner of the Nacio Investment Group, and President of Nacio Systems, Inc., a managed hosting company that provides outsourced infrastructure and communication services for mid-size businesses. Prior to forming the Nacio Investment Group, Mr. Lyons served as Vice President of Acquisitions for Expanets, Inc., a national provider of converged communications solutions. Previously, he was Chief Executive Officer of Amnex, Inc. and held various executive management positions at Walker Telephone Systems, Inc. and Inter-tel, Inc.  Mr. Lyons has served as one of our directors since July 2005.  We believe that Mr. Lyons’ executive-level experience, as well as his experience in the areas of business consultation, corporate finance and mergers and acquisitions, and his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jack D. Seibald

Mr. Seibald is a Managing Director of Concept Capital, a division of Sanders Morris Harris Inc., a broker-dealer. Mr. Seibald has been affiliated with Sanders Morris Harris Inc. and its predecessor firms since 1995 and is a registered representative with extensive experience in equity research and investment management dating back to 1983. Since 1997, Mr. Seibald has also been a Managing Member of Whiteford Advisors, LLC, an investment management firm. He began his career at Oppenheimer & Co. and has also been affiliated with Salomon Brothers Inc., Morgan Stanley & Co. and Blackford Securities Corporation. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University. Mr. Seibald has served as one of our directors since 2004.  In January 2008, the Financial Industry Regulatory Authority (“FINRA”) imposed a $100,000 fine and 20-day suspension on Mr. Seibald in connection with the settlement of a FINRA action against Sanders Morris Harris Inc. and Mr. Seibald, among others.  FINRA had found that Mr. Seibald had improperly received compensation from a profit pool derived, in part, from commissions on trading by a hedge fund for which he served as a manager.  We believe that Mr. Seibald’s corporate finance and executive-level experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Investments Committee), give him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

• assist the Board of Directors in fulfilling its responsibilities by reviewing

•	the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and
•	our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and
•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Lyons, Haft and Seibald.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval.  The members of the Nominating Committee currently are Messrs. Feinsod, Haft, Lyons and Seibald.  Our Board has adopted a written charter for the Nominating Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.  While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.   The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Seibald, Haft and Lyons.  The Compensation Committee does not currently have a charter.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 2001, Barry B. Goldstein has served as our Chief Executive Officer and Chairman of the Board.  We do not currently have a lead independent director.  At this time, our Board believes that Mr. Goldstein’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.   Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of Kingstone Companies, Inc. (the “Company”) as of December 31, 2009 and for the years ended December 31, 2009 and 2008, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with Amper Politziner & Mattia, LLP, the Company’s outside auditors (“Amper”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Amper required by applicable requirements of the Public Company Accounting Oversight Board regarding Amper’s communications with the Committee concerning independence and the Committee discussed Amper’s independence with Amper.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Lyons
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2009.

The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2009.

The Nominating Committee of the Board of Directors did not meet during the fiscal year ended December 31, 2009.

The Compensation Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 2009.

Jay M. Haft attended 71% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during 2009.  The four meetings that Mr. Haft did not attend (one Board meeting and three committee meetings) were held during a two week period when he was not available.  During 2009, all of our other directors attended all of the meetings of the Board and of the committees on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.  Barry B. Goldstein and Jack D. Seibald were in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 1154 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Lyons is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K.  Mr. Lyons is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2009.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2009, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Reiersen filed his Form 3 one day late and each of Messrs. Haft and Seibald, and AIA Acquisition Corp., a 10% stockholder, filed a Form 4 late on one occasion.  Each filing reported one transaction.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Michael R. Feinsod, Jay M. Haft, David A. Lyons and Jack D. Seibald.  Each of Messrs. Feinsod, Haft, Lyons and Seibald is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Lyons, Haft and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Feinsod, Haft, Lyons and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Haft and Lyons, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

PROPOSAL 2:  AMENDMENT TO 2005 EQUITY PARTICIPATION PLAN TO INCREASE NUMBER OF AUTHORIZED SHARES

The Board of Directors recommends that stockholders approve an amendment to our 2005 Equity Participation Plan (the “Plan”) to increase the number of common shares authorized to be issued from 300,000 to 550,000.  As of December 31, 2009, options for the purchase of 207,500 common shares (net of cancellations) had been granted pursuant to the Plan.  In March 2010, the Board increased, subject to stockholder approval, the number of common shares authorized to be issued under the Plan from 300,000 to 550,000 and granted to Barry B. Goldstein, our President and Chief Executive Officer, pursuant to the Plan an option for the purchase of 188,865 common shares at an exercise price of $2.50 per share.  The exercisability of the options granted to Mr. Goldstein in excess of those currently authorized under the Plan is subject to stockholder approval of the above increase in the number of common shares authorized to be issued under the Plan.

The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, the Board has approved an increase in the number of authorized shares under the Plan subject to stockholder approval.  As discussed below, the Plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to advance the interests of Kingstone Companies, Inc. by inducing persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us and our subsidiaries by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

The Plan provides for its administration by the Board or by a committee consisting of at least two persons chosen by the Board.  The Board or the committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options and/or restricted stock will be granted, and to determine the times at which options and/or restricted stock will be granted and the exercise price for which options will be granted.  The Board or the committee is authorized to interpret the Plan and the interpretation and construction by the Board or the committee of any provision of the Plan or of any option granted thereunder shall be final and conclusive. The receipt of options and/or restricted stock by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries.  Subject to certain limitations as set forth in the Plan, restricted stock may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries.  As of April 30, 2010, approximately 42 employees and four non-employee directors were eligible to receive options or restricted stock under the Plan.

Options

Nature of Options

The Board or committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (we refer to this as the “Code”) or not so qualify.  We refer to options that do not so qualify as “nonstatutory stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common shares on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common shares on the date upon which such option is granted.

On May 10, 2010, the closing bid for our common shares, as reported by The Nasdaq Stock Market, was $2.76 per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common shares, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, a check in an amount equal to the par value of the common shares being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the stock option agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan may be of such duration as shall be determined by the Board or the committee.

Reload Options

The Board or the committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of common shares or by having us reduce the number of shares otherwise issuable to an optionee (as discussed in clause (iii) under “Exercise of Options”) (a “Net Exercise”).  Any reload feature granted shall provide that the option holder shall receive, contemporaneously with the payment of the option price in common shares or in the event of a Net Exercise, a reload stock option to purchase that number of common shares equal to the sum of (i) the number of common shares used to exercise the option (or not issued in the case of a Net Exercise), and (ii) with respect to nonstatutory stock options, the number of common shares used to satisfy any tax withholding requirement incident to the exercise of the option.  The option price per share for a reload option shall be as follows: (A) in the case of a reload option which is an incentive stock option being granted to a 10% stockholder, 110% of the fair market value of a common share on the date of grant of the reload option and (B) in the case of a reload option which is an incentive stock option being granted to a person other than a 10% stockholder or is a nonstatutory stock option, shall be the fair market value of a common share on the date of grant of the reload option.  The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Alternate Stock Appreciation Rights

Concurrently with, or subsequent to, the award of any option to purchase common shares, the Board or the Committee may, in its sole discretion, award to the optionee a related alternate stock appreciation right (we call this a “SAR”), permitting the optionee to be paid the appreciation on the related option in lieu of exercising the related option.

The amount payable by us to an optionee upon exercise of a SAR may, in our sole discretion, be paid in common shares, cash or a combination thereof.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

Death, Disability or Termination of Employment

Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily, any options held by such persons or entities shall expire immediately.  If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.  For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by us or at the normal retirement date prescribed from time to time by us shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the Plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.  Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Restricted Stock Grants

The Board or the committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Board or the committee.  A grantee shall forfeit all shares not previously vested at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us or any of our subsidiaries.

In determining the vesting requirements with respect to a grant of restricted stock, the Board or the committee may impose such restrictions on any shares granted as it may deem advisable including restrictions relating to length of service, corporate performance and attainment of individual or group performance objectives.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such shares are vested.

Amendment and Termination

The Plan (but not options previously granted thereunder) shall terminate on October 10, 2015, ten years from the date that it was adopted by the Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

Federal Income Tax Consequences

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a “readily ascertainable fair market value” when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an “item of tax preference” for purposes of the “alternative minimum tax.”

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’ s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain or loss upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

Benefits Pursuant to the Amended 2005 Equity Participation Plan

The following table sets forth the amounts to be received by or allocated to the following individuals with respect to the amendment to the Plan:

AMENDED PLAN BENEFITS
Name and Position	Dollar Value	Number of Units
Barry B. Goldstein Chief Executive Officer	-	96,365(1)
Victor J. Brodsky Chief Financial Officer	-	-
John D. Reiersen President, Kingstone Insurance Company	-	-
Executive Group	-	96,365(1)
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	-	-
_________

(1)           In March 2010, Mr. Goldstein was granted an option pursuant to the Plan for the purchase of 188,865 common shares.  At the time of the grant, prior to the increase in the number of common shares authorized to be issued under the Plan, only 92,500 common shares were authorized for issuance thereunder.  Accordingly, in the event of stockholder approval of the increase in the number of common shares authorized to be issued under the Plan, Mr. Goldstein would be entitled, subject to the vesting provisions of his stock option agreement, to exercise his option for the purchase of the remaining 96,365 common shares subject to the grant.

Securities Authorized for Issuance Under the 2005 Equity Compensation Plan

The following table sets forth information as of December 31, 2009 with respect to the Plan:

EQUITY COMPENSATION PLAN INFORMATION FOR
THE 2005 EQUITY PARTICIPATION PLAN

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	205,000	$2.16	92,500
Equity compensation plan not approved by security holders	-0-	-0-	-0-
Total	205,000	$2.16	92,500

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our outstanding common shares present at the meeting, in person or by proxy, is required for approval of this proposal.  Our Board of Directors recommends a vote FOR this proposed amendment to the 2005 Equity Participation Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to us by Amper Politziner & Mattia, LLP, our independent auditors, for professional services rendered for the fiscal year ended December 31, 2009 and by Holtz Rubenstein Reminick LLP, our former independent auditors, for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees(1)	$165,650	$110,000
Audit-Related Fees(2)	-	-
Tax Fees(3)	32,720	47,600
All Other Fees(4)	110,316	8,910
Total Fees	$308,686	$166,510
__________

(1)
Audit Fees  consist of  aggregate  fees  billed for  professional  services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are  normally  provided  by the  independent  auditors in  connection  with statutory and regulatory  filings or engagements for the fiscal years ended December 31, 2009 and December 31, 2008, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of aggregate fees billed for preparation of our federal and state income tax returns and other tax compliance activities.

(4)
All Other Fees consist of aggregate fees billed for products and services provided by our independent auditors, other than those disclosed above. During the fiscal year ended December 31, 2009, these fees related to the audit of CMIC’s pre-acquisition financial statements as of December 31, 2007 and 2008 and for the years then ended, review of CMIC’s interim financial statements as of June 30, 2009 and for six months ended June 30, 2008 and 2009 and other general accounting services. During the fiscal year ended December 31, 2008, these fees related to the review of the Uniform Franchise Offering Circular of our former wholly-owned subsidiary, DCAP Management Corp., and other general accounting services.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  Substantially all of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at our offices in Hewlett, New York by January 13, 2011 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days= notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 1154 Broadway, Hewlett, New York 11557.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

New York, New York
May 13, 2010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand  when  you access the web site and follow the instructions  to obtain  your records and to create  an electronic voting instruction form.

KINGSTONE COMPANIES, INC. 1154 BROADWAY HEWLETT, NY 11557
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent  to receiving all future proxy statements,  proxy cards and  annual  reports  electronically via e-mail or the  Internet.  To  sign up  for electronic  delivery, please follow the instructions above to vote using  the Internet  and,  when  prompted,   indicate  that  you agree  to  receive or access proxy materials electronically in future  years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone   telephone   to transmit  your voting instructions  up until 11:59  P.M. Eastern  Time  the  day before  the  cut-off  date  or meeting  date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M25167-Z53010	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINGSTONE COMPANIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors.
Nominees:	0	0	0
01) Barry B. Goldstein 02) Michael R. Feinsod 03) Jay M. Haft 04) David A. Lyons 05) Jack D. Seibald
					For Against Abstain

2. Proposal to amend the Company's 2005 Equity Participation Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 300,000 to 550,000.					0 0 0

The Board of Directors recommends a vote FOR all of the named nominees and FOR Proposal 2.

THIS PROXY WHEN PROPERLY  EXECUTED  WILL BE VOTED AS DIRECTED OR, IF  NO DIRECTION IS GIVEN, WILL BE VOTED
FOR THE ELECTION OF THE NOMINEES  (AND THE PROXYHOLDER   WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE
VOTES AMONG NOMINEES) AND FOR PROPOSAL 2.  THE  PROXYHOLDER   WILL HAVE DISCRETIONARY  AUTHORITY  TO
VOTE ON ANY OTHER MATTER  THAT  PROPERLY COMES BEFORE  THE MEETING.

To  cumulate  votes  as to  a  particular  nominee   or nominees   as                                      0
explained  in the  Proxy Statement,   check  box  to  the  right  then
indicate  the  name(s) and  the  number  of votes to  be given to  such nominee(s)  on  the  reverse side of this card.  Please  do  not  check
the  box  unless  you  want  to exercise   cumulative   voting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

June 22, 2010

Please  date,  sign  and mail

your proxy card in the

envelope   provided  as soon

as possible

Important Notice Regarding  the Availability  of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement  and Form 10-K are available at www.proxyvote.com.

Please detach  along perforated  line and mail in the envelope provided.

M25168-Z53010
KINGSTONE COMPANIES,  INC.

This Proxy is Solicited  on Behalf  of the  Board of Directors

The undersigned  hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent  and vote, as designated  on the reverse side, all the common  shares of Kingstone Companies, Inc. held of record by the undersigned  at the close of business on April 23, 2010 at the Annual Meeting of Stockholders to be held on June 22, 2010 or any adjournment  thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES  THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION  OF DIRECTORS,  WHICH IS ONLY  AVAILABLE  BY VOTING THE  PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON JUNE 21, 2010.

CUMULATIVE VOTING - If you exercise  cumulative  voting,  please  check the box on the reverse  side.

NAME OF NOMINEE	# OF VOTES CAST

(Continued  and to be signed  on the reverse  side)